Exhibit 5.3

Your Ref:		PO Box 98
Our Ref:	GAH/ADJ/CB/1057755/0014/G7998511v3	Carey House
Les Banques
Credit Suisse Group Funding (Guernsey) Limited		St Peter Port
Helvetia Court		Guernsey
South Esplanade		GY1 4BZ
St Peter Port
Guernsey GY1 3WF		T +44(0) 1481 727272
F +44(0) 1481 711052
E info@careyolsen.com

Dear Sirs

27 May 2016

Credit Suisse Group Funding (Guernsey) Limited (the “Company”)

1.                                      INTRODUCTION

1.1                               We refer to the registration statement under the United States Securities Act of 1933, as amended (the “Securities Act”), on Form F-4 (the “Registration Statement”) to be dated on or about 27 May 2016 and filed with the Securities and Exchange Commission by the Company and Credit Suisse Group AG (as Guarantor) in connection with the proposed offer to exchange (the “Exchange Offer”) up to $2,000,000,000 aggregate principal amount of 3.125% fixed rate senior notes due 2020 (the “Exchange Securities”), issued by the Company and registered under the Securities Act for an equal principal amount of the Company’s outstanding 3.125% fixed rate senior notes due 2020 (the “Old Securities”).

1.2                               You have asked for our legal opinion on matters of the laws of the Island of Guernsey (“Guernsey”) in connection with the Registration Statement.

1.3                               Except as expressly referred to in this opinion we have not seen or examined, and give no opinion on, any underlying or other documents referred to in the Registration Statement.

1.4                               We are lawyers qualified to practise law in and to advise on the laws of Guernsey and have acted as legal advisers to the Company as to matters of Guernsey law.

PARTNERS:

C Anderson  A Boyce  T Carey  R Clark  T Corfield  D Crosland  M Dunster  K Friedlaender

E Gray  J Greenfield  G Hall  N Kapp  T Lane K Le Cras  D Le Marquand  B Morgan  J Morgan

CONSULTANTS:  N Carey  M Eades

2.                                      INSPECTION

In addition to examining the Registration Statement, for the purpose of giving this opinion we have examined the following documents:

2.1                               a copy of the certificate of incorporation of the Company as filed at the registry of companies in Guernsey on the date hereof (the “Registry”);

2.2                               a copy of the Memorandum and Articles of Incorporation of the Company as filed at the Registry on the date hereof (together the “Articles”);

2.3                               a copy of the minutes of the meetings of the board of directors of the Company dated 29 August 2014, 24 March 2015, 7 May 2015 and 3 December 2015 signed by the chairman of the meetings at which the directors of the Company resolved to approve and to authorise the filing of the Registration Statement on behalf of the Company and its execution on behalf of the Company (the “Minutes”);

2.4                               a certificate of good standing for the Company issued by the Registry dated the date hereof;

2.5                               the public records of the Company on file and available for the purposes of public inspection at the Registry on the date hereof and a search of the computerised records of matters raised in the Royal Court of Guernsey (the “Royal Court” which definition shall include any court in Guernsey where the context so requires) available for inspection at the registry of the Royal Court in Guernsey (the “Greffe”) on the date hereof (together the “Public Records”);

2.6                               a copy of the register of directors and secretaries of the Company dated 14 April 2016;

2.7                               a certificate provided to us by a director of the Company dated the date hereof (the “Certificate”);

2.8                               an indenture among the Company, Credit Suisse Group AG and U.S. Bank National Association, as trustee (the “Trustee”) dated as of 10 December 2015 (the “Indenture”);

2.9                               a registration rights agreement among the Company, Credit Suisse Group AG and Credit Suisse Securities (USA) LLC (acting for itself and the Representative of the several Initial Purchasers) dated as of 7 December 2015 (the “Registration Rights Agreement”); and

2.10                        the form of the Exchange Securities,

(together, the “Documents”).

3.                                      ASSUMPTIONS

3.1                               For the purpose of this opinion, we have made and relied upon the assumptions set out below without making any investigation thereof:

3.1.1                       that all parties to the Registration Statement (other than the Company) have the capacity, power and authority to enter into or file the Registration Statement and that such parties (other than the Company)  will be duly authorised to execute and file the Registration Statement;

3.1.2                       that where we have examined a draft, the Registration Statement as executed does not differ in any material respect from the draft which we have examined;

3.1.3                       with regard to the execution of the Registration Statement by the Company, we assume that the signature of each person purporting to have executed the Registration Statement on its behalf is the genuine signature of a person authorised for that purpose by the resolutions of the directors of the Company set out in the Minutes;

3.1.4                       the conformity to the originals of all documents supplied to us as drafts, certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of such documents, and the authenticity and completeness of all documents supplied to us as originals;

3.1.5                       the genuineness of all signatures and seals on the documents and instruments submitted to us for the purposes of this opinion and where we have been provided with only signature pages of documents, that the original signed versions of such documents will not differ from the last version of the full documents provided to us;

3.1.6                       that there are no provisions of the laws of any jurisdiction outside Guernsey which would have any implication for the opinions we express and that, insofar as the laws of any jurisdiction outside Guernsey may be relevant, such laws have been or will be complied with (including without limitation, the obtaining of all necessary consents, licences, registrations, approvals and filings);

3.1.7                       that the Registration Statement which is governed by the laws of a jurisdiction outside Guernsey will be valid, legally binding and enforceable in accordance with its terms under the law of that relevant jurisdiction by which the law of the Registration Statement is expressed or impliedly to be governed;

3.1.8                       that the information and documents disclosed by our searches of the Public Records referred to in paragraph 2.5 are accurate as at the date hereof and there is no information or document which had been delivered for registration, or which is required by the laws of Guernsey to be delivered for registration, or which has been passed or made but not yet delivered for registration, which was not included in the Public Records;

3.1.9                       that the Certificate is complete and accurate as at the date hereof and that the proceedings described in the Minutes remained quorate throughout and were duly conducted as so described and that the resolutions passed thereat were duly adopted, have not been revoked, superseded or varied and remain in full force and effect as confirmed by the Certificate and the continuing accuracy and completeness of all statements as to matters of fact contained in the Documents as at the date hereof;

3.1.10                that there are no documents or information which we have not been provided with which could affect the accuracy of this opinion;

3.1.11                that the directors of the Company have acted prudently for the commercial benefit of the Company and in good faith for the purposes of carrying on its business on arm’s length commercial terms, and further that they have disclosed all personal interests in the transactions contemplated in the Registration Statement in accordance with the requirements of the Companies (Guernsey) Law, 2008 (as amended) (the “Companies Law”) and the respective Articles;

3.1.12                that where a director of the Company has executed the Registration Statement that director was at the time of execution eligible to act as such for the purposes of the Companies Law;

3.1.13                that, except as may be disclosed in our searches of the Public Records as at the date hereof and subject to paragraphs 5.19 and 5.21, the Company is not insolvent or unable to pay its debts as they fall due and will not become insolvent or unable to pay its debts as they fall due as a result of it entering into the Registration Statement;

3.1.14                that there has not been, nor does there continue to be a reason not disclosed in our searches of the Public Records as at the date of this opinion for the Company to be struck off the register of companies at the Registry;

3.1.15                that in respect of the transactions contemplated by, referred to in, provided for or effected by, the Registration Statement, each of the parties thereto entered into the same in good faith for the purpose of carrying on its business on arm’s length commercial terms;

3.1.16                that all consents, exemptions, licences, registrations, approvals or authorisations of any person required in relation to the transaction contemplated or entered into under or pursuant to the Registration Statement, the execution and filing of the Registration Statement and the performance and observance of the terms thereof by the parties thereto (other than such consents, exemptions, licences, registrations, approvals or authorisations required of the Company under the laws and regulations of Guernsey) have been obtained and are in full force and effect at the date of this opinion;

3.1.17                that the powers of the Company and the powers and authority of the Company’s directors have not been restricted in any way other than as set out in the Articles;

3.1.18                that each of the parties to the Registration Statement (other than the Company) is duly incorporated and organised, validly existing and in good standing under the laws of its jurisdiction of incorporation and of the jurisdiction of its principal place of business;

3.1.19                the representations and warranties given by any of the parties to the Registration Statement contained in the Registration Statement are or will be when made or repeated or when deemed made or repeated, as the case may be, true and accurate in all respects and that such representations and warranties were at all relevant times, true and correct (save to the extent that such representations and warranties reflect any opinion in paragraph 4 of this opinion);

3.1.20                that words and phrases used in the Registration Statement have the same meanings and effect as they would have if those documents were governed by Guernsey law; and

3.1.21                upon exchange and delivery, the Exchange Securities will conform to the forms of Exchange Securities that we have reviewed, will have been duly executed by the Company, authenticated by the Trustee and delivered in accordance with the Indenture, and will have been duly issued and delivered by the Company in exchange for an equal principal amount of Old Securities.

3.2                               We have not independently verified these assumptions.

4.                                      OPINIONS

On the basis of and subject to the assumptions contained in paragraph 3 (Assumptions) and the observations and qualifications contained in paragraph 5 (Qualifications) below and subject to matters not disclosed (whether directly or indirectly) to us we are of the following opinion:

4.1                               The Company is a non-cellular company limited by shares duly incorporated and validly existing in good standing under the laws of Guernsey (“good standing” meaning based on the certificate described at paragraph 2.4 of this opinion that the Company (1) submitted its annual validation due on 31 January 2016 and (2) remains on the register of companies in Guernsey as at the date hereof).

4.2                               The Company has full corporate power, authority and legal right to execute the Registration Statement and to issue the Exchange Securities and all necessary corporate and other action has been taken to authorise the same.

4.3                               The filing of the Registration Statement with the Securities and Exchange Commission has been duly authorised by the Company and would be lawful under the laws of Guernsey.

4.4                               The issuance by the Company of the Exchange Securities contemplated by the Registration Statement has been duly authorised by the Company and is lawful under the laws of Guernsey.

4.5                               Subject to:

4.5.1                       the Registration Statement becoming effective under the Securities Act;

4.5.2                       all documentation required for the issue of the Exchange Securities and their registration in the respective register of holders; and

4.5.3                       all of the steps outlined above complying with the laws of Guernsey,

the Exchange Securities, when issued by the Company, will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.                                      QUALIFICATIONS

The observations and qualifications referred to above are as follows:

5.1                               The term “enforceable” and cognate expressions as used in paragraph 4 (Opinions) means that the relevant obligations are of a type which the Royal Court customarily enforces; this opinion is not to be taken to imply that any obligation would necessarily be capable of enforcement or be enforced in all circumstances in accordance with its terms. In particular, but without limitation:

5.1.1                       enforcement may be limited by bankruptcy, administration, désastre, saisie, insolvency, liquidation, dissolution, re-organisation and other laws of general application relating to, or affecting the rights of, creditors;

5.1.2                       the Royal Court does not generally recognise equitable remedies, for example, specific performance is not available in Guernsey and other equitable remedies are not necessarily available or where available are discretionary and may not be available where damages are considered to be an adequate remedy;

5.1.3                       claims may be or become barred under the laws relating to the prescription and limitation of actions or may become subject to the general doctrine of estoppel or waiver in relation to representations, acts or omissions of any relevant party or may become subject to defences of set-off or counterclaim;

5.1.4                       the Royal Court will not enforce provisions of the Registration Statement to the extent that the same may be illegal or contrary to public policy in Guernsey or if obligations are to be performed in a jurisdiction outside Guernsey to the extent that such performance would be illegal or invalid, or contrary to the exchange control regulations under the laws of, or contrary to public policy, in that jurisdiction;

5.1.5                       the Royal Court may not enforce provisions of the Registration Statement to the extent that they would conflict with or breach economic or other sanctions imposed in respect of certain states or jurisdictions by any treaty, law, order or regulation applicable to Guernsey;

5.1.6                       the enforcement of the obligations of the parties to the Registration Statement may be limited by the provisions of Guernsey law applicable to agreements or contracts held to have been frustrated by events happening after the relevant agreement or contract was entered into; and

5.1.7                       enforcement of obligations may be invalidated by reason of fraud, duress or misrepresentation.

5.2                               Enforcement may be limited to the extent that matters which it has been expressly assumed herein will be done have not been done.

5.3                               We express no opinion on whether or not any transaction under the Registration Statement constitutes a transaction at an undervalue or a preference under the Companies Law.

5.4                               Transactions may be set aside where they are determined to be a preference over other creditors in the event of insolvency of a company.  The liquidator of a company may apply to the Royal Court for an order in respect of a company if the relevant company has given a preference six months (or in the case of a connected party two years) prior to either an application for compulsory winding up of the relevant company or the date of the passing by the company of a special resolution to voluntarily wind up the company.  In order for the Royal Court to make an order it must be of the opinion that the company may at the time of giving the preference or as a result of giving the preference be unable to pay its debts.  A preference is given to a person if that person is one of the company’s creditors or is a surety or guarantor for any of the company’s debts or other liabilities and the company does anything, or permits anything to be done which improves the person’s position in the company’s liquidation.

5.5                               The question of whether or not any provision of the Registration Statement which may be invalid on account of illegality or otherwise may be severed from the other provisions thereof would be determined by the Royal Court in its discretion.

5.6                               A provision that a calculation, determination or certificate will be conclusive and binding will not apply to a calculation, determination or certificate which is given unreasonably, arbitrarily or without good faith or which is fraudulent or manifestly inaccurate and will not necessarily prevent judicial enquiry into the merits of any claim.

5.7                               Any provision of the Registration Statement purporting to provide for certain payments to be made in the event of a breach of any term of the Registration Statement would not be enforceable to the extent that the Royal Court was to construe it to be a penalty which was excessive; for example, provisions for default interest to be paid on overdue amounts may amount to such an excessive penalty under the laws of Guernsey and such interest may therefore not be recoverable.

5.8                               Where any party to the Registration Statement is vested with a discretion or may determine a matter in its opinion, the Royal Court may require that such a discretion be exercised reasonably or that such an opinion be based on reasonable grounds.

5.9                               The effectiveness of any provision exculpating any party from a liability or duty otherwise owed may be limited by law and confidentiality obligations may be overridden by the requirements of legal process of other applicable laws or regulations.

5.10                        The Royal Court may refuse to:

5.10.1                give effect to any provision of an agreement it considers usurious; or

5.10.2                allow unjust enrichment.

5.11                        Due to the lack of reciprocal enforcement legislation between Guernsey and the United States, there is doubt as to enforceability in Guernsey in original actions or in actions for enforcement of judgments of United States courts, of liabilities based solely on the federal securities laws of the United States.

5.12                        The Royal Court may decline to accept jurisdiction in an action where it determines that there is another more appropriate forum in another jurisdiction or that a court of competent jurisdiction has already made a determination of the relevant matter or where there is litigation pending in respect thereof in another jurisdiction or it may stay proceedings if concurrent proceedings are instituted elsewhere.

5.13                        We express no opinion as to whether the entering into the agreements constituted by the Registration Statement will or may result in any breach of or otherwise infringe any other agreement, deed or document (other than the Articles) entered into by or binding on the Company.

5.14                        Failure to exercise a right may operate as a waiver of that right notwithstanding a provision to the contrary.

5.15                        We express no opinion on the accuracy or completeness of any statements, representations or warranties of fact set out in the Registration Statement and/or the Documents, which statements, representations and warranties we have not independently verified save insofar as an express opinion is given herein in respect thereof.

5.16                        This opinion shall be governed by and construed in accordance with the laws of Guernsey as it exists at the date hereof with no obligation to keep the terms of the opinion under review.  We have not made any investigation as to any other law other than the laws of Guernsey in force at and as interpreted at the date of this opinion; in particular we express no opinion as to whether the Registration Statement is enforceable in any jurisdiction outside Guernsey.

5.17                        We do not give any opinion on the commerciality of any transaction contemplated or entered into under or pursuant to the Registration Statement.

5.18                        The Royal Court may refuse to give effect to any of the undertakings to pay costs made by the Company under the Registration Statement and may not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before the Royal Court.

5.19                        The search of the Public Records referred to in paragraph 2.5 above is not conclusively capable of revealing whether or not:

5.19.1                a winding up order has been made or a resolution passed for the winding up of the Company; or

5.19.2                an order has been made or a resolution passed appointing a liquidator or administrator or other person to control the assets of the Company,

as notice of these matters might not be filed with the Registry or the Greffe immediately or at all and, when filed, might not be entered on the Public Records of the Company immediately.  A company search conducted in Guernsey is limited in respect of the information it produces.  Full details regarding the aggregate share capital of a company are only given as at 31 December in the preceding year.  The Companies Law allows for various periods of time to file certain information with the Registry including resolutions, notices and court orders which if the relevant period is still running may not appear in time for the search.  Any changes to the details of the directors of a company must be filed within 14 days of that change.  There is no requirement to file at the Registry information regarding the secretary of a company or regarding mortgages, security interests or charges created by a company other than in respect of real property situate in Guernsey.  Moreover, a company search carried out in Guernsey is unlikely to reveal any information as to any such procedure initiated in any other jurisdiction. It should be noticed that the Royal Court has the power to recognise in Guernsey, insolvency office holders appointed in respect of a Guernsey company pursuant to the laws of a foreign jurisdiction.  Any such recognition may not be recognised by our searches.

5.20                        There is no procedural provision under the laws of Guernsey to enable the Royal Court to appoint a receiver of assets situate within the jurisdiction other than upon the application for an administrator, liquidator or provisional liquidator, or receiver in the case of a protected cell company or incorporated cell company, to be appointed nor is there any facility whereby a floating charge or debenture would be capable of being enforced against the assets of the Company situated in the Bailiwick of Guernsey.

5.21                        There is no official register of pending actions in Guernsey available for public inspection and no formal procedure for determining whether any proceedings have been commenced against the Company including as to whether proceedings have commenced to declare the property of the Company “en désastre”; the enquiry of the Public Records referred to in paragraph 2.5 of this opinion above is an informal enquiry only and cannot be relied upon exclusively.

6.                                      ADDRESSEES

We hereby consent to the use of our name in the Registration Statement under the heading “Legal Matters” and, subject to prior notification to us and our written consent any supplements to the Registration Statement. We also consent to the use of this opinion as an exhibit to the Registration Statement by the Company or by Credit Suisse Group AG (acting in its capacity as guarantor to the Company).

Yours faithfully

/s/ Carey Olsen
Carey Olsen